UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2026

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200
Plano, Texas		75024
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 972 987-3900

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.66 2/3	DIOD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers;

Compensatory Arrangements of Certain Officers.

On July 27, 2026, the Board of Directors (the “Board”) of Diodes Incorporated (the “Company”) elected Evan Yu to the Board, effective August 1, 2026. Mr. Yu is a seasoned global semiconductor executive with leadership experience across power products, wireless communications, ASIC, and DSP technologies. He brings strategic operating leadership, international market insight, and governance perspective developed through decades of leading multi-regional businesses, expanding product portfolios, and driving growth in technology markets.

Mr. Yu previously served as Senior Vice President, Worldwide Power Products at the Company, having joined the Company in 2008 and retired in January 2023. In his roles at the Company, Mr. Yu led global strategy and operating execution for the worldwide power products business and oversaw cross-functional teams across product development, engineering, marketing, and commercial operations in key international markets. He also drove portfolio expansion and business performance across diversified semiconductor applications and served as Asia President in addition to holding director and senior leadership roles across subsidiaries and affiliated entities.

Before joining the Company, Mr. Yu was the CEO of Commit Inc., an Asian-based wireless communications chipset company focused on 3G/4G technologies. Prior to Commit Inc., Mr. Yu worked at Texas Instruments for 15 years, where he held several key management roles, including Asia Vice President of the Application Specific Products (ASP) organization. Mr. Yu’s responsibilities in the ASP division included leading business development, marketing, and technical units of wireless communications, ASIC, DSP, broadband, and digital still camera business units. Most recently, Mr. Yu served as Chairman of the Board of Canyon Semiconductor Inc. He studied electrical engineering at Kaohsiung Institute of Technology and earned his bachelor’s degree in Electrical Engineering at Tam Kang University in Taiwan.

Mr. Yu qualifies as an independent director under the corporate governance standards of Nasdaq and the independence requirements of Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Mr. Yu was not appointed to the Board pursuant to any arrangement or understanding with any other person. Mr. Yu has no family relationships with any director or executive officer of the Company and there are no transactions in which Mr. Yu has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure.

On July 28, 2026, the Company issued a press release announcing the election of Mr. Evan Yu to its Board. A copy of the press release is furnished as Exhibit 99.1.

The information in this Item 7.01, including Exhibit 99.1, will not be treated as filed for the purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section. This information will not be incorporated by reference into a filing under the Securities Act of 1933, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Form 8-K. The furnishing of the information in this Item 7.01 is not intended to, and does not, constitute a representation that the information in this Item 7.01 is material information that is not otherwise publicly available.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press release dated July 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIODES INCORPORATED

Date:	July 28, 2026	By:	/s/Brett R. Whitmire
Brett R. Whitmire Chief Financial Officer